SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2012

FIRST RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54336	26-0641585
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

7337 E Doubletree Ranch Road #190 Scottsdale, AZ 85258
(Address of principal executive offices)

(480) 558-8920
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

First Resources Corp.

Form 8-K

Current Report

Item 1.01

Entry into a Material Definitive Agreement.

On June 1, 2012, First Resources Corp. (the "Company") entered into that certain Property Option Agreement (the "Option Agreement") with Mr. Stanley Smith ("Mr. Smith").  Pursuant to the terms and conditions of the Option Agreement, Mr. Smith shall grant the Company with the right and option (the “Option”) to acquire one hundred percent (100%) of the mining interests in that certain Property known as the Carr Leases and the Cahaba Forest Management Leases (the “Property”) which is comprised of a total of 3,759.6 acres and is located in Clay County, Alabama. In order to exercise the Option, the Company shall be required to: (i) pay an initial cash payment of one hundred fifty thousand dollars ($150,000) to Mr. Smith; (ii) issue an aggregate of three million (3,000,000) shares of the Company’s common stock to Mr. Smith; (iii) pay an additional aggregate payment of one hundred fifty thousand dollars ($150,000) over a three (3) year period; and (iv) pay a production royalty (the “Royalty”) to Mr. Smith equal to two percent (2%) of the net smelter returns, per the terms and conditions of the Option Agreement. The Option Agreement also provides that the Company shall have a one-time right to purchase fifty percent (50%) of the Royalty in the Property for five hundred thousand dollars ($500,000). Pursuant to the Option Agreement, Mr. Smith has agreed to enter into an eighteen month voluntary lock up agreement for the initial 1,000,000 shares he will receive upon execution of the Option Agreement.

The above description of the Option Agreement is intended as a summary only and which is qualified in its entirety by the terms and conditions set forth therein, and may not contain all information that is of interest to the reader.  For further information regarding the terms and conditions of the Option Agreement, this reference is made to such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

Item 2.03

Creation of a Direct Financial Obligation

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02

Unregistered Shares of Equity Securities

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Item 9.01

Financial Statements and Exhibits

EXHIBITS

10.1 Property Option Agreement Between First Resources Corp. and Stanley Smith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 7, 2012

First Resources Corp.

By:  /s/ Gloria Ramirez-Martinez

Name:  Gloria Ramirez-Martinez

Title:  President